EXHIBIT 10.3

DEFERRED CASH AWARD AGREEMENT

RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its Deferred Cash Award Plan (as amended from time to time, the “Plan”), hereby grants to the Participant a Deferred Cash Award in the amount set forth below. The Deferred Cash Award granted by this Deferred Cash Award Agreement (this “Agreement”) is subject to all of the terms and conditions as set forth in this Agreement, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

Participant:

Date of Grant:

Deferred Cash Award Amount: $

Vesting Schedule: Subject to the Participant’s continued employment with the Company or any of its Affiliates through each applicable vesting date, the Deferred Cash Award granted hereby shall vest in accordance with the following vesting schedule:

Percentage of Deferred Cash Award Amount            Vesting Date

[      ]% [      ], 20[      ]

[      ]% [      ], 20[      ]

[      ]% [      ], 20[      ]

[      ]% [      ], 20[      ]

Notwithstanding the immediately preceding sentence, in the event of the Participant’s Termination by reason of the Participant’s death or Disability (as defined below), any remaining portion of the Deferred Cash Award granted hereby that has not vested as of the date of such Termination shall become immediately fully vested. For purposes of this Agreement, the term “Disability” means, in the absence of any Participant Agreement between the Participant and the Service Provider otherwise defining Disability, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. In the event there is a Participant Agreement between the Participant and the Service Recipient defining Disability, “Disability” shall have the meaning provided in such Participant Agreement.

Acceleration of Vesting: Notwithstanding the foregoing, the vesting of the Deferred Cash Award granted hereby shall be accelerated upon the Participant’s involuntary Termination as a result of a Change in Control as provided in Section 5 of the Plan.

Payment of Award: The vested portion of a Participant’s Deferred Cash Award shall be paid to the Participant in cash on the Payment Date following each applicable Vesting Date, subject to all U.S. federal, state, local, and other taxes required by law to be withheld with respect to such payments.

Additional Terms: The Company shall have the right to deduct from any payment to the Participant pursuant to this Agreement any federal, state or local income or other taxes required to be withheld in respect thereof in accordance with Section 4(b) of the Plan.

This Agreement does not confer upon the Participant any right to continue as an employee.

This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.

* * *
[Signature page to follow.]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE DEFERRED CASH AWARD HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN.

RENAISSANCERE HOLDINGS LTD.

By:

Signature

Name:

Title:

Date:

PARTICIPANT

Signature

Date: